SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549
               -------------------------------------
                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


  Date of Report (Date earliest event reported) April 7, 1998
                                                -------------
                 EMBRYO DEVELOPMENT CORPORATION
                 ------------------------------
    (exact name of registrant as specified in its charter)


                           DELAWARE
                           --------
         (State or other jurisdiction of incorporation)


     1-13713                                  13-3832099
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(Commission File Number)                (IRS Employer Identification
                                                      Number)


 750 Lexington Avenue, Suite 2750, New York, NY     10022
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(Address of principal executive offices)          (Zip Code)



Registrant's Telephone Number, Including Area Code:(212) 355-8484


        (Former name or former address, if changed since last
                            report)


Item 5.   Other Events.
-----------------------
     On March 16, 1998 Embryo Development Corporation (the
"Registrant") was advised by The Nasdaq Stock Market that is failed to meet the continued listing requirements of The Nasdaq SmallCap
Market. Specifically, the Registrant failed to maintain the required market value of the public float of $1,000,000.

     The Registrant is exploring various alternatives which would satisfy The Nasdaq SmallCap Market continued listing requirement. There is, however, no assurance that the Registrant will be successful in satisfying such requirements. Failure to meet the requirements will result in the Registrant's securities being traded on the NASD OTC Bulletin Board. As a result, the price of, and the volume of trading in, the Registrant's securities may be negatively effected.

     On April 7, 1998, the Registrant held its Annual Meeting of Stockholders (the "Meeting"). At the Meeting, the Registrant's stockholders failed to approve a proposed one-for-nine (1-for-9) reverse stock split of its Common Stock and Series A Preferred Stock.


Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits
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     (c)  Exhibits.

          (i) Letter from The Nasdaq SmallCap Market dated March
              16, 1998.


                            SIGNATURES
                            ----------



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                         EMBRYO DEVELOPMENT CORPORATION



                         By:  /s/ Matthew Harriton
                              ---------------------
                              Matthew Harriton
                              President


Dated:   April 14, 1998